UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): November 7, 2007

Shea Development Corp.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

333-130011	20-8514961
(Commission File Number)	(IRS Employer Identification No.)

3452 Lake Lynda Dr., Suite 350, Orlando, Florida 32817
(Address of principal executive offices) (Zip Code)

(770) 919-2209
(Issuer’s Telephone Number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement

On November 7, 2007, Shea Development Corp. (“Shea” or “Registrant”) and its wholly-owned subsidiary Shea Development Acquisition No. 4 Corp. (“Merger Sub”) entered into an Agreement and Plan of Merger (“Agreement”) with CRI Advantage, Inc. (“CRI”) pursuant to which Shea will acquire all of the outstanding stock of CRI in a cash and stock transaction.  The acquisition will be accomplished by the merger of Merger Sub into CRI, with CRI surviving the merger as a wholly-owned subsidiary of Shea. The aggregate purchase price is payable in 5,900,000 shares of Shea common stock and $3,500,000 in cash before transaction costs primarily consisting of legal accounting and advisory fees. At closing, $350,000 and 1,500,000 shares of Shea Common Stock will be placed in escrow pending CRI achieving profitability goals during the year ending December 31, 2008. In addition, Shea expects to assume estimated CRI debt and other liabilities of approximately $2,300,000 at closing. The Closing of the merger is subject to customary closing conditions including the raising of the $3,500,000 in cash through a debt and/or equity financing transaction. The parties anticipate that the Closing will occur in the fourth quarter of 2007.

Copies of the Agreement and the press release announcing the Agreement are filed as Exhibit 10.1 and Exhibit 99.1, respectively, to this Current Report on Form 8-K and the information set forth therein is incorporated herein by reference and constitutes a part of this report. The foregoing outline of the terms of the Agreement is qualified in its entirety by reference to the Agreement which is attached hereto as Exhibit 10.1.

Item 9.01 - Financial Statements and Exhibits

(a)  Financial Statement of Businesses Acquired

Not Applicable

(b)  Pro-Forma Financial Information

Not Applicable

(c)  Shell Company Transactions

Not Applicable

(d)  Exhibits

Exhibit Number

10.1	Agreement and Plan of Merger

99.1	Press release of the Registrant dated November 7, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2007	SHEA DEVELOPMENT CORP.

	By:	/s/ FRANCIS E. WILDE
Francis E. Wilde
Chairman and CEO

Exhibit Index

Exhibit Number	Exhibit Title or Description

10.1	Agreement and Plan of Merger

99.1	Press release of the Registrant dated November 7, 2007